UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  May 25, 2010

                     PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On May 25, 2010, Plug Power Inc. (the “Company”) adopted a restructuring plan to focus and align the Company on its GenDrive™ business.  As part of this plan, Plug Power is consolidating all operations to its Latham, New York headquarters.  In doing so, 117 positions will be eliminated in its Canada, India and US facilities. This workforce reduction was substantially complete on May 27, 2010. The consolidation of operations will take place over the next several months.  As a result of the restructuring, the Company’s annual cash burn rate is expected to decrease by $12 to 15 million, providing necessary capital to help accelerate market adoption.

The Company currently estimates that it will incur pre-tax restructuring charges resulting from the restructuring of approximately $8.3 million. The estimated restructuring costs include approximately $5.4 million of costs related to the consolidation of facilities and lease and contract cancellations, and approximately $2.9 million for severance pay expenses and related cash expenditures. The Company expects to pay the majority of the restructuring charges within the next six months.

On May 27, 2010 the Company issued a press release announcing the restructuring plan.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding anticipated revenue as a result of the restructuring plan. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, statements regarding the risk that the restructuring results in greater restructuring charges or lower cost savings than anticipated; the risk that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; the cost and timing of developing our products and our ability to raise the necessary capital to fund such development costs; our ability to achieve the forecasted gross margin on the sale of our products; our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our GenDrive and GenSys systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to improve system reliability for both GenDrive and GenSys; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to manufacture products on a large-scale commercial basis; our ability to protect our intellectual property; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power's energy products; and other risks and uncertainties discussed under "Item IA-Risk Factors" in our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission ("SEC") on March 16, 2010, and the reports we file from time to time with the SEC. We do not intend to and undertake no duty to update the information contained in this communication.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Plug Power Inc. dated May 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: May 27, 2010	By: /s/ Andrew Marsh
Andrew Marsh
President and Chief Executive Officer